UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 27, 2024
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2024, the Board of Directors (the “Board”) of the Federal Home Loan Bank of San Francisco (“the Bank”) accepted the resignation of Anne Segrest McCulloch, Executive Vice President, Chief Legal Officer, and Corporate Secretary, which she had tendered following a proposed restructuring of her position. Ms. McCulloch’s action qualifies as resignation for “Good Reason” (as defined in the Bank’s Executive Incentive Plan (the “EIP”)). Accordingly, pursuant to the terms of the EIP, and subject to her execution of a release, Ms. McCulloch will vest in an award for the 2024 performance period (the “2024 Award”), the payout of which will be made in accordance with the EIP and as determined in the Board’s discretion subject to the achievement of certain performance goals, and in certain deferred awards payable in 2025, 2026, and 2027 (the “Deferred Awards”). Any payout of the Deferred Awards remains subject to the satisfaction of certain requirements and qualifiers, and completion of Finance Agency review. The material terms of the 2023 EIP are disclosed in the Bank’s Form 10-K for the year ended December 31, 2023, filed with the Commission on March 8, 2024.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: January 2, 2025	By:	/s/ Alanna McCargo
Alanna McCargo President and Chief Executive Officer